Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports both dated March 11, 2004 relating to the financial statements and financial statement schedules of The Macerich Company and Pacific Premier Retail Trust, which appear in The Macerich Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Orange County, California
November 16, 2004